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                                                                     Exhibit 5.1
                        [LETTERHEAD OF LOEB & LOEB LLP]


WRITER'S DIRECT DIAL NUMBER

213-688-3698

                              July 28, 1997


Board of Directors
Casmyn Corp.
1500 West Georgia Street, 18th Floor
Vancouver, B.C.  V6G 2Z6

          Re:  Registration Statement on Form S-3
               ----------------------------------

Gentlemen:

          We have acted as counsel to Casmyn Corp., Inc., a Colorado corporation ("Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's registration statement on Form S-3 (together with all amendments, the "Registration Statement"). The Registration Statement relates to the registration under the Act of 7,047,958 shares of the Company's common stock ("Common Stock").

          In rendering this opinion, we have reviewed the Registration Statement, as well as a copy of the Company's Articles of Incorporation and Bylaws, each as amended to date. We have also reviewed such documents and such statutes, rules and judicial precedents as we have deemed necessary for the opinions expressed herein.

          In rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of originals of such photostatic copies.

          Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that the shares of Common Stock have


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Board of Directors
Casmyn Corp.

July 28, 1997
Page 2



been duly and validly authorized and, when sold, will be legally issued, fully paid and nonassessable.

          This opinion is limited to the corporate law of Colorado, and we express no opinion with respect to the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

          This opinion may not be used, circulated, quoted or otherwise referred to for any purpose without our prior written consent and may not be relied upon by any person or entity other than the Company, its successors and assigns, and investors in this Offering. This opinion is based upon our knowledge of law and facts as of its date. We assume no duty to communicate to you with respect to any matter which comes to our attention hereafter.

                                           Sincerely,

                                           LOEB & LOEB LLP



                                           By /s/ David L. Ficksman
                                             ----------------------
                                             A Partner of the Firm